UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

DISCOVERY ENERGY CORP.

(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700, Houston, Texas	77056
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 713-840-6495

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Entry into a Material Defi nitive Agreement

On May 27, 2016, Discovery Energy Corp. (the “Company”) entered into a Securities Purchase Agreement with an initial investor (the “Original Purchaser”) pursuant to which the Company issued to the Original Purchaser some of the Company’s Senior Secured Convertible Debentures due May 27, 2021 (each a “Debenture” and collectively the “Debentures”). The Debentures are debt instruments convertible into the Company’s common shares. Eventually a second investor was made a party to the Securities Purchase Agreement and was also issued Debentures. Thus far, the Company has issued to these two investors a total of 14 Debentures having an aggregate original principal amount of $6,850,000. Interest on the Debentures to date has been accrued and added to principal, thereby increasing the outstanding balance on the Debentures to approximately $9,511,300 as of December 31, 2020. Interest will continue to be accrued until such time as the Debentures are repaid or converted to common shares. The original terms of the Debentures provided that the principal amount of and accrued interest on the Debentures were due and payable in a single balloon payment on or before May 27, 2021 (the “Maturity Date”). For more information about the Debentures, see the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2020 filed with the U.S. Securities and Exchange Commission on January 14, 2021 (the “10-Q”).

In conjunction with certain issuances of the Debentures, warrants (“Warrants”) were issued to the Original Purchaser that grant to it the right to purchase up to an aggregate maximum number of 19,125,000 common shares at an initial per-share exercise price of $0.20. The Warrants have been amended from time to time to extend their expiration dates (the “Termination Date”). Prior to the extension discussed below, the Warrants had a Termination Date of February 28, 2021. For more information about the Warrants, see the 10-Q.

On February 4, 2021, the parties to the Debentures and Warrants entered into an amendment to them providing for the following:

*	The Maturity Date of the Debentures was extended to December 31, 2023.

*	The Termination Date of the Warrants was also extended to December 31, 2023.

*	The Company agreed to issue to the Original Purchaser (promptly after May 27, 2021) additional Warrants to purchase additional common shares at an initial per-share exercise price of $0.20. The aggregate number of additional common shares that could be acquired by the exercise of the additional Warrants would equal the product obtained by multiplying the amount of interest capitalized and added to the principal balance of the Debentures owing to the Original Purchaser on May 27, 2021 (approximately $2,333,882), times 3.75, with the estimated number of additional warrant shares being approximately 8,752,058. The additional Warrants would have an expiration date of December 31, 2023.

Management believes that the extension of the Debentures under favorable terms, coupled with the recent extension of the deadlines for the work commitment on the Company’s South Australia oil and gas prospect, has mitigated many of the issues and concerns affecting the Company caused by the effects of Covid-19 in the U.S. and Australia.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

All documents pertaining to the extension of the Debentures and Warrants will be filed with the U.S. Securities and Exchange Commission when required by the rules and regulations of this agency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY ENERGY CORP.,
(Registrant)

Date: February 9, 2021	By:	/s/ William E. Begley, Jr.
William E. Begley, Jr.,
President